                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           PACIFIC SCIENTIFIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          RICHARD V. PLAT, EXECUTIVE VICE PRESIDENT AND SECRETARY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                     (LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1997

To The Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Pacific Scientific Company, which will be held at the Newport Center Conference Center, located at 610 Newport Center Drive, Suite 130, Newport Beach, California on Wednesday, April 16, 1997 at 10:00 A.M. for the following purposes:

          (a) To elect a Board of six Directors for the ensuing year,

          (b) To ratify the appointment of Deloitte & Touche LLP as independent public accountants; and

          (c) To consider and act upon such other matters as may properly come before the meeting.

     The close of business on February 28, 1997 has been fixed as the record date for stockholders to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Holders of a majority of the outstanding shares must be present either in person or by proxy in order for the meeting to be held. The proxy is revocable at any time in the manner set forth on page 1 of the Proxy Statement and will not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors,

                                          RICHARD V. PLAT
                                          Executive Vice President and Secretary
March 14, 1997

WHETHER YOU ATTEND THE MEETING OR NOT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. FOR THOSE ATTENDING THE MEETING, AMPLE PARKING WILL BE AVAILABLE.

                           PACIFIC SCIENTIFIC COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 1997

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished by Pacific Scientific Company, 620 Newport Center Drive, Suite 700, Newport Beach, California 92660 (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, April 16, 1997 at 10:00 a.m., and any adjournments or postponements thereof. The Board of Directors has fixed the close of business February 28, 1997, as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. As of that date, 12,210,129 shares of the Company's Common Stock were issued and outstanding.

     Any person giving a proxy has the right to revoke it before it is exercised. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by delivering at the annual meeting a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and electing to vote in person.

     All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and will reimburse such brokers and nominees for their related out-of-pocket expenses.

     The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to the Company's stockholders is March 14, 1997. A copy of the Company's Annual Report and Annual Report on Form 10-K for the fiscal year ended December 27, 1996 accompanies this Proxy Statement.

VOTING RIGHTS

     Each share of Common Stock outstanding on the record date is entitled to one vote on all matters to be voted on. As provided by the Company's Bylaws and by California law, in electing directors no stockholder shall be entitled to cumulate votes (i.e., cast for any one candidate a number of votes greater than the number of such stockholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of voting and at least one stockholder has given notice prior to commencement of the voting of an intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or the stockholder may distribute his votes on the same principle among as many candidates as may be desired. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares covered by proxies received by them among the candidates named herein as they shall determine, unless a contrary direction is made on such proxies.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes are tabulated separately. Abstentions and broker non-votes do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." The New York Stock Exchange determines whether brokers that do not receive instructions from beneficial owners are entitled to vote on management proposals. In the event of a broker non-vote with respect to a management proposal, arising from the absence of authorization by the beneficial owner to vote as to a management proposal, the proxy will not be deemed as present and entitled to vote as to the management proposal for determining the total number of shares of which a majority is required for adoption. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted in favor of the election of the nominees for director and for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants, as indicated in the form of proxy.

                             COMMON STOCK OWNERSHIP

     The Company knows of no beneficial owners of more than 5% of the Company's Common Stock as of February 28, 1997.

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock held by its directors, by each of the executive officers named in the Summary Compensation Table beginning on page 5 (the "Summary Compensation Table"), and by all directors and executive officers as a group, as of February 28, 1997.

                                              AMOUNT AND NATURE OF
            NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)(2)         PERCENT OF CLASS(3)
        ---------------------------------  --------------------------         -------------------
        Directors:
          Walter F. Beran                              3,000                            *
          Ralph O. Briscoe                            17,000                            *
          Lester Hill, Chairman                       50,000(4)                         *
          Ralph D. Ketchum                             8,500                            *
          William A. Preston                          10,000                            *
          Millard H. Pryor, Jr.                        4,000                            *
        Officers:
          Edgar S. Brower(5)                         314,248                          2.5%
          Robert L. Day(6)                             3,500                            *
          Richard G. Knoblock                         12,250                            *
          Ronald B. Nelson                            24,036                            *
          Richard V. Plat                            241,278                          1.9%
        All Directors and Executive
          Officers as a Group (16
          persons):                                  687,812                          5.4%

---------------

 *  Represents less than 1%.

(1) Information with respect to beneficial ownership is based upon the Company's stock records, and data supplied to the Company by the stockholders.

(2) Includes certain shares which the following have the right to acquire within sixty days of February 28, 1997, through the exercise of stock options under the Company's stock option plans: Mr. Brower, 179,000 shares; Mr. Day, 3,500 shares; Mr. Knoblock, 12,250 shares; Mr. Nelson, 21,536 shares; Mr. Plat, 82,000 shares.

(3) The class consists of 12,724,048 shares.

(4) In February 1997, the Board awarded Mr. Hill an option allowing him to purchase 250,000 shares of the Company's Common Stock at a price of $12.625, the fair market value on the date of the grant. The vesting of these shares is 50,000 immediately and 50,000 each on the next four anniversaries of his employment.

(5) Mr. Brower resigned as a director and officer on February 19, 1997.

(6) Mr. Day retired from the Company on December 27, 1996.

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. The Company is not aware of any holder of more than 10% of the Company's Common Stock. The Company believes that during the fiscal year ended December 27, 1996, its executive officers and directors complied with all
Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of the forms furnished to it and the representations of its directors and officers.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the annual meeting, it is intended that the persons named in the proxy will vote for the election of the six nominees listed below, each director to serve until the next annual meeting or until his successor is elected and qualified. Directors are to be elected by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote in the election. Mr. Brower resigned as Chairman, President and Chief Executive Officer on February 19, 1997 and was succeeded by Mr. Hill. Mr. Thomas P. Stafford, currently a director, has notified the Board of his intention to retire as of the next election. Therefore, in February 1997, the Board amended the Company's Bylaws, in accordance with the terms thereof, to reduce the number of authorized directors from seven to six, effective with the reelection of the Board on April 16, 1997. If any nominee, for any reason currently unknown, cannot be a candidate for election, proxies will be voted for the election of a substitute recommended by the Board.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL SUCH NOMINEES.

     Biographical summaries and ages of individuals nominated by the Board of Directors for election as directors appear below. Data with respect to the number of shares of the Company's common stock beneficially owned by each of them, directly or indirectly, as of February 28, 1997, appears on page 2 of this proxy statement.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR

     WALTER F. BERAN; AGE 71; CHAIRMAN, PACIFIC ALLIANCE GROUP
        Mr. Beran was elected a director of the Company in 1987. He served as Vice Chairman and Western Regional Managing Partner of Ernst & Young LLP from 1971 until his retirement on September 30, 1986, when he became an independent consultant. He joined the Pacific Alliance Group (a financial services firm) in 1988, as Chairman. Mr. Beran also serves as a director of Arco Chemical Company, Fleetwood Enterprises Inc., and Vencor Inc.

     RALPH O. BRISCOE; AGE 69; BUSINESS CONSULTANT
        Mr. Briscoe was elected a director of the Company in 1985. Prior to his retirement in 1986, Mr. Briscoe was President, Chief Executive Officer and a director of Triton Group Ltd. Since his retirement, he has worked as a business consultant.

     LESTER "BUCK" HILL; AGE 53; CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
        EXECUTIVE OFFICER OF THE COMPANY
        Mr. Hill was elected a director, Chairman of the Board, President and Chief Executive Officer of the Company in February 1997. Prior to joining the Company, Mr. Hill was a business consultant since 1996; from 1992 to 1995, he was Executive Vice President of the Communications Division of General Instrument Corporation; from 1989 to 1992, he was President of Portable Systems Division of Symbol Technologies, Inc.; from 1987 to 1989, he was President and CEO of Data Design Laboratories Inc.; and from 1968 to 1987, he was employed by TRW, Inc., most recently as Vice President and General Manager of the Electronic Components Group. Mr. Hill also serves as a director of Metrologic Instruments, Inc. and the Board of Advisors of Femtometrics, Inc.

     RALPH D. KETCHUM; AGE 70; PRESIDENT, RDK CAPITAL, INC.
        Mr. Ketchum was elected a director of the Company in 1994. He also serves on the boards of Oglebay Norton Company, Thomas Industries, Lithium Technologies Corporation, Metropolitan Savings Bank and Crescent Electric Supply Company. He is also the General Partner of RDK Capital, L.P., and as such is the majority owner and CEO of Heintz Corporation (a manufacturer of aircraft engine components) which filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code, in the federal bankruptcy court of the Eastern District of Pennsylvania, on August 4, 1993. Mr. Ketchum was a long-time employee of General Electric Company, rising to the position of Senior Vice President and Group Executive at the time of his retirement. Mr. Ketchum was with GE from 1946 to 1987, except for a three year period (1969-1972) when he served as Vice President of Control Data Corporation.

     WILLIAM A. PRESTON; AGE 60; CHAIRMAN AND MAJORITY OWNER OF APM, INC.
        Mr. Preston was elected a director of the Company in 1979. He has been Chairman and majority owner of APM, Inc., a specialty plastics manufacturer, since 1969. Mr. Preston is also a director of University National Bank & Trust Company.

     MILLARD H. PRYOR, JR.; AGE 63; MANAGING DIRECTOR, PRYOR & CLARK COMPANY
        Mr. Pryor became a director of the Company in 1992. He is a Managing Director of Pryor & Clark Company (a real estate and investment holding company), which he had served as an executive since 1970. He has been a director of Corcap, Inc. since 1988 and served as an executive officer with that company from 1988 to 1992. Mr. Pryor is also a director of The Hartford Funds, Infodata Systems Inc., The Wiremold Company and Hoosier Magnetics Inc. Additionally, Mr. Pryor was the Chief Executive Officer of Lydall Inc. (a manufacturer of materials from specialty fibers) from 1972 through 1988.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company has standing Executive, Audit, Compensation and Nominating Committees and a Succession Committee. During the Company's last fiscal year, the Board of Directors held six meetings and each director attended at least 75% of all Board meetings and meetings of Committees on which he served.

  Executive Committee

     The Executive Committee, for fiscal 1996, consisted of Messrs. Briscoe, Brower and Preston (Chairman), has all the powers and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which by law cannot be delegated by the Board of Directors. Although the Executive Committee has broad powers, in practice it meets only when it would be inconvenient to call a meeting of the Board. The Executive Committee did not meet during the Company's last fiscal year.

  Audit Committee

     The Audit Committee, consisting of Messrs. Beran (Chairman), Briscoe, Ketchum, Preston, Pryor and Stafford, met three times during the last fiscal year. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and reviews the comments and recommendations resulting from the auditors' report and management letter. The Audit Committee also reviews the Company's program of internal audit and consults with the Company's internal auditor on questions of interest.

  Compensation Committee

     The Compensation Committee, consisting of Messrs. Ketchum, Preston and Stafford (Chairman), met twice during the last fiscal year. The Compensation Committee makes recommendations to the Board of Directors on the annual salary rates of all elected officers of the Company, makes recommendations to the Board on incentive compensation, stock options and compensation matters and administers the incentive compensation, stock option and other compensation plans of the Company.

  Nominating Committee

     The Nominating Committee, consisting of Messrs. Beran, Briscoe and Stafford (Chairman), makes recommendations to the Board of Directors regarding candidates to fill future vacancies on the Board. There is no established procedure for submission of nominations by stockholders. The Nominating Committee did not meet during the last fiscal year.

  Succession Committee

     The Succession Committee, consisting of Messrs. Briscoe, Preston (Chairman) and Stafford, makes recommendations, as required, concerning the selection of the Company's executive officers. The Committee met six times during the past year.

  Director's Compensation

     The Directors' Compensation Plan provides a $25,000 per year retainer with no other meeting fees or additional retainer payable. Any employee of the Company, who is also a director, receives no additional compensation or benefit as a result of being a director.

  Director's Retirement Plan

     The Company maintains a retirement plan for non-employee members of the Board. The annual benefit paid under the Plan is $12,000 for directors retiring before 1994 and $16,000 for directors retiring after 1994. The benefit commences any time after age sixty-five (65), provided the director is no longer serving as a director of the Company. Directors who leave the Board before age sixty-five (65) after completing five (5) years of Board service are eligible to receive a benefit upon attaining age sixty-five (65).

     The plan provides that the retirement benefit will be paid over the lesser of twelve (12) years or the number of years a director serves on the Board. In the event of death while a director, a surviving spouse is entitled to receive an annual benefit equal to 50% of the annual retainer payable to the director at the date of death, such benefit to be paid for a period equal to the total number of years of service the deceased director served on the Board, not to exceed twelve (12) years.

     The benefits paid under this plan are a direct obligation of the Company and are reflected as a financial statement liability determined in accordance with accepted actuarial assumptions.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received for the three fiscal years ended December 27, 1996 by the Company's Chief Executive Officer, and the Company's next four most highly paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                         ANNUAL COMPENSATION                COMPENSATION
                                            ---------------------------------------------   ------------
                                                                             OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                             COMPENSATION    UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)      ($)(2)      OPTIONS(#)(3)     ($)(4)
------------------------------------------  ----   ---------   -----------   ------------   ------------   ------------
Edgar S. Brower(5)........................  1996   $403,198            --           --          20,000       $  4,750
  Chairman of the Board, Director,          1995    376,640     $ 155,341       $6,000          20,000         90,620
  President and Chief Executive Officer     1994    339,954       175,000        7,500          80,000        120,620
Richard V. Plat...........................  1996    298,355            --           --          10,000          4,750
  Executive Vice President,                 1995    284,904       100,924           --          10,000          4,620
  Chief Financial Officer and Secretary     1994    234,365        90,000           --          34,000          4,620
Ronald B. Nelson..........................  1996    179,036        61,805           --           5,000          4,476
  Vice President and President,             1995    167,178        87,768           --           4,000          4,180
  Motor Products                            1994    158,415        75,000           --           7,000          3,850
Richard G. Knoblock.......................  1996    163,270        66,086           --           5,000          4,031
  Vice President and President,             1995    147,117        64,150           --           4,000          3,678
  HTL/Kin-Tech and Electro Kinetics         1994    130,000            --           --           5,600          1,875
Robert L. Day(6)..........................  1996    132,056        59,772           --           1,000          2,969
  Vice President and President,             1995    128,657        12,343           --           2,000          2,722
  Energy Dynamics Division                  1994    117,416        21,208           --           5,200          2,248

---------------

(1) The amounts shown in this column reflect payments under the Company's Management Incentive Plan which is described more thoroughly in the Compensation Committee Report on Executive Compensation, which begins on page 9 of this proxy statement.

(2) The amounts shown in this column reflect the non-preferential dividends earned by Mr. Brower as part of his long-term incentive agreement with the Company. Mr. Brower held 100,000 shares of restricted common stock. The restricted term expired in July 1995, therefore, this amount represents the non-preferential dividends paid by the Company during 1994 and the first two quarters of 1995. The fair market value of the 100,000 shares of restricted stock was $1,950,000 on the date that the restriction expired.

(3) For the three-year period ended December 27, 1996, no restricted stock awards were made.

(4) The amounts disclosed in this column include:

     (a) For Mr. Brower, the Company accrued $86,000 and $116,000 in fiscal 1995 and 1994, respectively, on behalf of Mr. Brower for his supplementary Executive Retirement Plan. No accrual was necessary for this Plan during 1996, as the Plan expense was fully accrued at December 29, 1995. The Executive Retirement Plan is provided to Mr. Brower only, and is in addition to and duplicates the benefits provided by the Post-1985 Retirement Plan for employees hired after January 1, 1985. This plan is not separately funded and rights to receive payment are identical to those of an unsecured creditor.

     (b) The Company contributions, under Pacific Scientific's Savings Plan, a defined contribution, were:

                                                    1996       1995       1994
                                                   ------     ------     ------
                Mr. Brower.......................   4,750     $4,620     $4,620
                Mr. Plat.........................   4,750      4,620      4,620
                Mr. Nelson.......................   4,476      4,180      3,850
                Mr. Knoblock.....................   4,031      3,678      1,875
                Mr. Day..........................   2,969      2,722      2,248

(5) Mr. Brower resigned as a director and officer on February 19, 1997.

(6) Mr. Day retired from the Company on December 27, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1996 to the named executive officers.

                                                            INDIVIDUAL GRANTS                               POTENTIAL
                                         -------------------------------------------------------       REALIZABLE VALUE AT
                                         NUMBER OF       % OF TOTAL                                      ASSUMED ANNUAL
                                         SECURITIES       OPTIONS                                     RATES OF STOCK PRICE
                                         UNDERLYING      GRANTED TO                                       APPRECIATION
                                          OPTIONS       EMPLOYEES IN     EXERCISE                      FOR OPTION TERM(3)
                                          GRANTED       FISCAL YEAR       PRICE       EXPIRATION     -----------------------
                 NAME                      (#)(1)         1996(2)         ($/SH)         DATE           5%           10%
---------------------------------------  ----------     ------------     --------     ----------     --------     ----------
Edgar S. Brower(4).....................    20,000            17%          $20.88      June 2006      $680,064     $1,082,887
Richard V. Plat........................    10,000             9%           20.88      June 2006       340,032        541,444
Ronald B. Nelson.......................     5,000             4%           20.88      June 2006       170,016        270,722
Richard G. Knoblock....................     5,000             4%           20.88      June 2006       170.016        270,722
Robert L. Day(5).......................     1,000             1%           20.88      June 2006        34,003         54,144

---------------

(1) All options granted by the Company are pursuant to the Pacific Scientific Company 1995 Stock Option Plan, as described in the Compensation Committee Report on Executive Compensation under the caption "Long-Term Incentive Compensation" on page 10 of this proxy statement. The shares become fully exercisable after four years with normal vesting occurring at a rate of 25% per year. The Stock Option Plan grants broad discretion to the Board of Directors to change or modify the material terms of option grants.

(2) The Company granted options representing 117,000 shares to employees in fiscal 1996.

(3) The dollar amounts in these columns are determined using assumed rates of appreciation set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the market value of the Company's Common Stock. Such amounts are based on the assumption that the named persons hold the options for the full ten-year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock.

(4) Mr. Brower resigned as a director and officer on February 19, 1997.

(5) Mr. Day retired from the Company on December 27, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on the number of exercised and unexercised options and the value of the in-the-money unexercised options held by the named executive officers at December 27, 1996. The Company currently does not grant stock appreciation rights.

                                                                   NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                    SHARES                                OPTIONS                    IN-THE-MONEY OPTIONS
                                   ACQUIRED        VALUE           AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)(2)
                                  ON EXERCISE     REALIZED     -----------------------------     -----------------------------
             NAME                     (#)          ($)(1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------    -----------     --------     -----------     -------------     -----------     -------------
Edgar S. Brower(3)............           --             --       174,000          100,000         $ 519,938        $  85,938
Richard V. Plat...............       52,300       $614,525        79,500           44,500           248,438           34,375
Ronald B. Nelson..............           --             --        20,286           14,764            55,614            9,045
Richard G. Knoblock...........           --             --        11,000           13,200            19,125            6,375
Robert L. Day(4)..............           --             --         3,500            6,800             4,644            4,644

---------------

(1) The amounts in this column were calculated using the difference between the closing market price of the Company's Common Stock at exercise minus the option exercise price.

(2) The amounts in this column were calculated by using the difference between the closing price of the Company's Common Stock on December 27, 1996 and the option exercise prices. The closing price of the Company's Common Stock on December 27, 1996 on the New York Stock Exchange was $11.50.

(3) Mr. Brower resigned as a director and officer on February 19, 1997.

(4) Mr. Day retired from the Company on December 27, 1996.

RETIREMENT BENEFITS

     To provide for retirement income for its employees, the Company has pension plans designed to qualify under applicable provisions of the Internal Revenue Code of 1986, as amended. All full-time employees and certain part-time employees in the United States are eligible to participate in a pension plan after one year of service. The plans are funded solely by Company contributions.

     Effective January 1, 1985, the Company's pension plans were revised to combine all existing employee group retirement plans of the Company into one defined benefit plan. Employees hired on and after January 1, 1985 participate in the Post-1985 Retirement Plan. Employees hired prior to January 1, 1985 have the option of receiving retirement benefits from the Pre-1985 or Post-1985 Retirement Plan whichever plan provides the higher benefit.

                            PRE-1985 RETIREMENT PLAN
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

     HIGHEST
    FIVE-YEAR          15           20            25             30             35
     AVERAGE        YEARS OF     YEARS OF      YEARS OF       YEARS OF       YEARS OF
   COMPENSATION     SERVICE      SERVICE      SERVICE(1)     SERVICE(1)     SERVICE(1)
------------------  --------     --------     ----------     ----------     ----------
 $125,000.........  $ 48,800     $ 65,500      $  80,000      $  80,000      $  80,000
  175,000.........    70,700       94,700        115,000        115,000        115,000
  225,000.........    92,600      123,900        150,000        150,000        150,000
  275,000.........   114,500      153,100        185,000        185,000        185,000
  325,000.........   136,400      182,300        220,000        220,000        220,000
  375,000.........   158,300      211,500        255,000        255,000        255,000
  425,000.........   180,200      240,700        290,000        290,000        290,000
  475,000.........   202,100      269,900        325,000        325,000        325,000
  525,000.........   224,000      299,100        360,000        360,000        360,000

                           POST-1985 RETIREMENT PLAN
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

     HIGHEST
    FIVE-YEAR          15           20           25           30           35
     AVERAGE        YEARS OF     YEARS OF     YEARS OF     YEARS OF     YEARS OF
   COMPENSATION     SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
------------------  --------     --------     --------     --------     --------
 $125,000.........  $ 26,100     $ 34,700     $ 43,400     $ 52,100     $ 60,800
  175,000.........    37,300       49,700       62,200       74,600       87,000
  225,000.........    48,600       64,700       80,900       97,100      133,300
  275,000.........    59,800       79,700       99,700      119,600      139,500
  325,000.........    71,100       94,700      118,400      142,100      165,800
  375,000.........    82,300      109,700      137,200      164,600      192,000
  425,000.........    93,600      124,700      155,900      187,100      218,300
  475,000.........   104,800      139,700      174,700      209,600      244,500
  525,000.........   116,100      154,700      193,400      232,100      270,800

---------------

(1) Maximum benefits are obtained at 24 pension service years.

     The compensation covered by the plans for which benefits are summarized in the tables above include salary, wages, bonuses and commissions. The covered compensation for each of the executive officers named in the Summary Compensation Table is the highest 5 consecutive years' average of the past 10 years of salary and bonus. Mr. Brower is provided with a supplementary Executive Retirement Plan which is in addition to and duplicates the benefits provided by the Post-1985 Company Plan, including the Pacific Scientific Company Pension Restoration Plan. Mr. Hill is provided with a Special Supplemental Retirement Plan, consisting of a monthly defined contribution of $5,000. This Plan is in addition to the Company's regular Employee Pension Plan and the Pacific Scientific Company Pension Restoration Plan.

     The officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Brower, 11 years; Mr. Plat, 19 years; Mr. Nelson, 7 years; Mr. Knoblock, 8 years and Mr. Day, 15 years. Of these officers, Mr. Plat is the only one to have the option of receiving benefits in either of the plans as described above.

     The benefits under the Pre-1985 Retirement Plan are subject to the deduction of a portion of Social Security or equivalent benefits (maximum deduction limited to 50%, which is reached at 18.75 pension service years) and are computed on the ten-year certain and life amounts.

     The benefits under the Post-1985 Retirement Plan are not subject to any deduction for Social Security (nor are there any other offset amounts) and are computed on the basis of an excess plan.

     During 1994, the Company adopted the Pacific Scientific Company Pension Restoration Plan. This plan was implemented to restore the pension benefit that would otherwise be payable but for the $150,000 per year pay limitation imposed during 1994 by Section 401(A)(17) of the Internal Revenue Code. This plan preserves the pension benefit in effect prior to 1994. As a result, if an individual's compensation exceeds the prescribed limits, the excess benefits will be paid by the Company pursuant to this plan.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     In February 1997, Mr. Hill joined the Company as Chairman of the Board, Chief Executive Officer and President. Mr. Hill is to receive an annual salary of $325,000 and other benefits. Mr. Hill is also eligible for a bonus based on the achievement of agreed upon objectives. If Mr. Hill's employment is terminated by the Company other than for cause, death or disability, Mr. Hill is to receive a severance payment equal to 24 months of his then current salary. In the event of a change of control of the Company, Mr. Hill may be entitled to severance equal to 24 months of his then current salary and the options granted to Mr. Hill upon joining the Company automatically vest. There are no special termination benefits or change of control benefits for other officers of the Company.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") is composed of outside directors and is responsible for developing and making recommendations to the Board with respect to the compensation received by the Company's executive officers (including the named executive officers).

     The Committee has available to it an outside compensation consultant and access to independent compensation data. The general objectives of the compensation program are:

     - Competitiveness and design flexibility to attract and retain top caliber management

     - Pay for performance

     - Focus on stockholder value creation

     The executive compensation program provides an overall level of compensation opportunity that is competitive within similar industries as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may be higher or lower than the average competitive levels in the surveyed group of companies based upon the discretion of the Committee as well as individual performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options and various benefits including medical and pension plans generally available to employees of the Company.

  Base Salary

     Base salary levels for the Company's executive officers are competitive and generally set at the median, relative to other comparable manufacturing companies of similar size and complexity. In determining base salary, the Committee also takes into consideration qualifications, experience, performance and other specific issues particular to the Company.

  Annual Incentive Compensation

     The Management Incentive Plan is the Company's annual bonus program for executive officers and key managers. Approximately 75 employees were eligible for bonus incentive compensation during 1996. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash bonus to executives and key employees to achieve their respective business units' or the Company's annual goals. Target goals for the Company's and the business units' performances are set at the beginning of each year. The measures of the Company's performance include pre-tax income, management of receivables, inventory turns and other factors. No bonus is paid unless a 75% performance threshold is exceeded. A full target bonus is paid only if the goals are fully met. Exceeding goals can result in a bonus equal to 150% of the target bonus. Target bonus awards, as a percent of base salary, are set at a competitive level for a broad group of companies of comparable size and complexity. Discretionary bonuses, usually not to exceed 10% of base salary, are sometimes awarded under special circumstances to employees who have not qualified under the regular bonus program but who, in the judgement of the Compensation Committee, have made outstanding contributions during the past year.

     The Omnibus Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Internal Revenue Code Section 162(m) "Code Section 162(m)." In general, the Company does not believe the compensation payable to the Company's senior officers will exceed $1,000,000, however, the Company will continue to evaluate the requirements of the Code Section 162(m) and consider the deductibility of senior officer compensation.

  Long-Term Incentive Compensation

     The 1995 Stock Option Plan is the Company's long-term incentive program for executive officers and key employees. The objective of the program is to align the executives' and stockholders' long-term interests by creating a strong and direct link between executive pay and stockholder return and to enable the executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. The proportion of stock options awarded is a function of salary and position in the Company.

  Chief Executive Officer Compensation

     Mr. Brower received a salary of $403,198, $376,640 and $339,954 in the years 1996, 1995 and 1994, respectively. During 1996, his annual salary was increased by 7%. This increase compares with a 4% average merit increase received by the Company's other salaried employees in 1996.

     Mr. Brower's annual base salary is at approximately the 50th percentile of other chief executive officers' base salaries, calculated using a compensation data base for manufacturing companies of like size and, where possible, organized similarly to Pacific Scientific's divisional structure.

     Mr. Brower received no bonus for 1996. For 1995 and 1994, he received $155,341 and $175,000, respectively. These bonus payments were determined using the same formula as used for all other key employees.

     In accordance with the 1995 Stock Option Plan (as described above), Mr. Brower received 20,000 stock options in fiscal 1996, 20,000 stock options in fiscal 1995 and 80,000 stock options were awarded in fiscal 1994.

MEMBERS OF THE COMPENSATION COMMITTEE

Thomas P. Stafford, Chairman
William A. Preston
Ralph D. Ketchum

                         STOCK PRICE PERFORMANCE GRAPH

     The information in the foregoing report of the Compensation Committee and the following graph shall not be incorporated by reference (by any general statement incorporating this proxy statement by reference or otherwise) into any prior or future filing under the Exchange Act or the Securities Act of 1933, except to the extent Pacific Scientific Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF PACIFIC SCIENTIFIC COMPANY, S&P 500 INDEX
                    AND S&P HIGH TECHNOLOGY COMPOSITE INDEX


 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)                             PSC               S&P 500          S&P HIGH-TECH
---------------------                            -----              -------          -------------
1991                                             100.0               100.0               100.0
1992                                             172.4               107.7               104.1
1993                                             240.2               118.4               128.1
1994                                             441.8               119.9               149.3
1995                                             548.5               164.9               215.0
1996                                             243.0               202.8               305.1

     The cumulative total return calculation assumes $100 invested on December 27, 1991 and dividend reinvestments. The graph above is calculated through the fiscal year ended December 27, 1996.

                            APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 2)

     The firm of Deloitte & Touche LLP, certified public accountants, has been the Company's independent accountants since 1972 and has been selected by the Board of Directors to serve as its independent accountants for the fiscal year ending December 26, 1997.

     The independent accountants meet periodically with the Audit Committee of the Board of Directors. The members of the Audit Committee are Messrs. Beran (Chairman), Briscoe, Ketchum, Preston, Pryor and Stafford.

     Professional services performed by Deloitte & Touche LLP for the fiscal year ended December 27, 1996 consisted of an audit of the consolidated financial statements of the Company and its subsidiaries, limited reviews of interim financial information, services related to filings with the Securities and Exchange

Commission, meetings with the Company's Audit Committee, and consultation on various matters relating to accounting and financial reporting.

     The Audit Committee approved in advance or ratified each of the major professional services provided by Deloitte & Touche LLP and considered the possible effect of each such service on the independence of that firm.

     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions during the meeting.

     An affirmative vote of a majority of the shares present and voting at the meeting is required for ratification of the appointment of the auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                             STOCKHOLDER PROPOSALS

     Proposals by stockholders to be presented at the Company's 1998 annual meeting must be received by the Company no later than 120 days prior to March 13, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the annual meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.

                                          By Order of the Board of Directors,

                                          RICHARD V. PLAT
                                          Executive Vice President and Secretary
Dated: March 14, 1997

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED. YOUR COOPERATION IN PROMPTLY RETURNING YOUR SIGNED PROXY CARD WILL BE HELPFUL IN REDUCING EXPENSES INCIDENTAL TO FOLLOWING UP THIS PROXY SOLICITATION.

                                          NOTICE OF
                                          ANNUAL
                                          MEETING OF
                                          STOCKHOLDERS
                                          AND PROXY
                                          STATEMENT

                                          APRIL 16, 1997

                                          (LOGO)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.           PLEASE MARK
                                                                                      YOUR VOTE AS  [X]
                                                                                      INDICATED IN
                                                                                      THIS EXAMPLE


(1) ELECTION OF DIRECTORS

   FOR all nominees                WITHHOLD         INSTRUCTION: To withhold authority to vote for any
listed at right (except           AUTHORITY         individual nominee strike a line through the nominee's name
    as marked to the            to vote for as      in the list below)
   contrary at right)          nominees listed
                                   at right
          [ ]                        [ ]            W. Beran, R. Briscoe, L. Hill, R. Ketchum, W. Preston, M. Pryor, Jr.


(2) PROPOSAL TO RATIFY THE APPOINTMENT OF Deloitte & Touche          The undersigned hereby acknowledges receipt of the
    LLP as the Company's independent public accountants.             Notice of Annual Meeting of Stockholders to be held
                                                                     April 16, 1997 and the Proxy Statement furnished
                                                                     herewith.
               FOR      AGAINST      ABSTAIN
               [ ]        [ ]          [ ]

                                                                     ---------------------------------------------------
                                                                                         Signature


                                                                     ---------------------------------------------------
                                                                                          Signature


                                                                     Dated:                                       , 1997
                                                                            --------------------------------------


                                                                     Please sign exactly as name appears hereon. When signing
                                                                     as attorney, executor, administrator, trustee or guardian, give full title as such.  If more than one name appears
                                                                     hereon, all persons named should sign.


------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                           [PACIFIC SCIENTIFIC LOGO]

                     YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                           PACIFIC SCIENTIFIC COMPANY

        The undersigned stockholder of PACIFIC SCIENTIFIC COMPANY hereby appoints LESTER HILL, RICHARD V. PLAT, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Pacific Scientific Company to be held at the Newport Center Conference Center, 610 Newport Center Drive, Suite 130, Newport Beach, California 92660 on April 16, 1997 at 10:00 A.M. (California time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed below as they see fit, and to drop any of such nominee, in order to ensure the election of the greatest number of such nominees.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW AND ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF ANY MATTER BELOW AS TO WHICH NO INSTRUCTIONS ARE INDICATED.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

             ------------------------------------------------------
                              FOLD AND DETACH HERE